UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Soliciting Material Pursuant to §240.14a-12

Collective Brands, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Filed by Collective Brands, Inc.

Pursuant to Rule 14a-12

Under the Securities Exchange Act of 1934

Subject Company: Collective Brands, Inc.

Commission File No.: 001-14770

Dear Topeka-Based Payless and CBI Associates, and CLI Associates:	May 2, 2012

As you are aware, on May 1, 2012, Blum Capital and Golden Gate Capital signed a definitive agreement to acquire the operations of Payless ShoeSource and Collective Licensing International (CLI) from Collective Brands. We couldn’t be more pleased to have the opportunity to introduce ourselves and provide you with some background information about us and why we are so excited by the prospect of becoming the new strategic and financial partners to this amazing global business.

Importantly, following the close of the transaction, Payless and CLI together will operate as a well-capitalized, independent private company. Payless will continue to be headquartered in Topeka, Kansas, with CLI continuing to be based in Englewood, Colorado. As part of this announcement, Wolverine Worldwide – a deeply respected global marketer of branded footwear – will acquire Collective Brands’ Performance + Lifestyle Group.

Golden Gate and Blum have been long admirers of the Payless business, and are thrilled to have the opportunity to invest in such a great group of brands. Payless has many of the attractive qualities we look for when acquiring companies – a leading global market position and supply chain, unparalleled scale, and a talented and motivated management team and employee base. Furthermore, we believe Payless is at an important point in its turnaround and we are fully supportive of the current management team and the plan they have put in place. We are also very excited about the company’s momentum internationally and we look forward to continuing that growth as well.

Here is a bit of background on us. Golden Gate is a San Francisco-based investment firm with approximately $12 billion of capital under management. The firm is one of the most active investors in specialty retailing in the country, working closely with companies going through the exact kind of strategic shift Payless is experiencing, by focusing on operational excellence and leveraging deep industry expertise. Golden Gate is extremely proud of their investments in and partnership with such great retail brands as Eddie Bauer, J. Jill, Pacific Sunwear, Zales, and Express.

Blum Capital, as you may know, has been one of the largest shareholders of Collective Brands for some time, and is a strong believer in the Payless brand. Blum, also based in San Francisco, has been investing for more than 35 years and has a history of identifying attractive businesses for long-term investment. The Blum team looks forward to partnering closely with the Payless management team to help the company achieve its full potential.

We look forward to meeting as many of you as we can in the coming weeks and will have a lot more to share as we get closer to completing the transaction, which we expect to occur over the next several months.

We believe the future is bright for Payless and we are excited to support the business and this strong management team to capitalize on the numerous growth opportunities, both domestic and international, that lie ahead.

Regards,

Josh Olshansky	Neale Attenborough	Josh Cohen	David Chung	Doug Dossey
Managing Director	Operating Partner	Principal	Partner	Managing Partner
Golden Gate Capital	Golden Gate Capital	Golden Gate Capital	Blum Capital	Blum Capital

Cautionary Statement Regarding Forward-Looking Statements

This report contains assumptions, expectations, projections, intentions or beliefs about future events that are intended as “forward-looking statements”. All statements included or incorporated by reference in this report, other than statements that are historical facts, are forward-looking statements. The words “believe”, “expected”, “should” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are estimates and projections reflecting management’s reasonable judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. With respect to forward-looking statements, management has made assumptions regarding, among other things, customer spending patterns, weather, pricing, operating costs, the timing of various events and the economic and regulatory environment. A variety of factors could cause actual results and experience to differ materially from the anticipated results or expectations expressed in forward looking statements. These risks and uncertainties that may affect the operations, performance and results of the Company’s business include, but are not limited to: (i) the impact of competition and pricing; (ii) changes in consumer preferences and spending patterns; (iii) general economic, business and social conditions in the countries where the Company sources products and/or supplies or has or intends to open stores; (iv) changes in weather patterns; (v) the inability to renew material leases, licenses or contracts upon their expiration; (vi) the ability to identify and negotiate leases for new locations on acceptable terms or to terminate unwanted leases on acceptable terms; (vii) the financial condition of suppliers; (viii) changes in existing or potential duties, tariffs or quotas, and the application thereof; (ix) changes in relationships between the U.S. and foreign countries as well as between foreign countries; (x) economic and political instability in foreign countries or restrictive actions by the governments of foreign countries in which suppliers and manufacturers from whom the Company sources are located or in which the Company does business; (xi) changes in trade, intellectual property, customs and/or tax laws; (xii) fluctuations in currency exchange rates (e.g. yuan, Canadian dollar, euro); (xiii) the ability to hire, train and retain associates; (xiv) performance of other parties in strategic alliances; (xv) outcomes of intellectual property or employment litigation, and class actions; (xvi) the ability to comply with local laws in foreign countries; (xvii) the Company’s ability to maintain and upgrade information systems; (xviii) threats or acts of terrorism or war; (xix) strikes, work stoppages and/or slowdowns by unions that play a significant role in the manufacture, distribution or sale of product; (xx) changes in commodity prices such as oil; (xxi) uncertainties associated with the proposed sale of the Company to an entity controlled by Blum Strategic Partners IV, L.P., Golden Gate Capital Opportunity Fund, L.P. and Wolverine World Wide, Inc., including uncertainties relating to the anticipated timing of filings and approvals relating to the proposed merger and the sale of the Collective Brands Performance + Lifestyle Group business to a wholly owned subsidiary of Wolverine, the expected timing of completion of the proposed merger and such sale, the satisfaction of the conditions to the consummation of the proposed merger and such sale, including financing conditions, the ability to complete the proposed merger and such sale and the impact of the pending transactions on the Company’s businesses, employees, customers and suppliers; and (xxii) other risks referenced from time to time in filings of the Company with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the year ended January 28, 2012 in Part I, Item 1A, “Risk Factors”.

The Company believes these forward-looking statements are reasonable; however, you should not place undue reliance on forward-looking statements, which are based on current expectations and speak only as of the date of this report. Any or all of the Company’s forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks, uncertainties and other factors, many of which are beyond the Company’s control.

Additional Information and Where to Find It

In connection with the proposed merger, the Company will prepare a proxy statement to be filed with the SEC. When completed, a definitive proxy statement and a form of proxy will be mailed to the stockholders of the Company. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED MERGER CAREFULLY AND IN ITS ENTIRETY BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The Company’s stockholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company’s stockholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Collective Brands, Inc., 3231 Southeast Sixth Avenue, Topeka, Kansas 66607, telephone: (785) 233-5171, or from the Company’s website, http://www.collectivebrands.com. The Company believes these forward-looking statements are reasonable; however, you should not place undue reliance on forward-looking statements, which are based on current expectations and speak only as of the date of this report. Any or all of the Company’s forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks, uncertainties and other factors, many of which are beyond the Company’s control.

Participants in Solicitation

The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2012 Annual Meeting of Stockholders, which was filed with the SEC on April 13, 2012. Stockholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the proposed merger, which may be different than those of the Company’s stockholders generally, by reading the proxy statement and other relevant documents regarding the proposed merger, when filed with the SEC.